Exhibit 23.2


                   [Letterhead of Kingery Crouse & Hohl P.A.]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



InnerSpace Corporation
6595G Roswell Road, suite 222
Atlanta, Georgia 30328

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2002 included in the Annual Report on Form 10-KSB of InnerSpace Corporation for the year ended February 28, 2002.

/s/ Kingery, Crouse & Hohl, P.A.

Kingery, Crouse & Hohl, P.A.

June 3, 2003


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